SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON D.C.

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)               August 15, 1995
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                               PREMIER PARKS INC.
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     Delaware                        0-9789         73-613774
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(State or other                    (Commission    (IRS Employer
jurisdiction of                   File Number)    Identification)
Incorporation)

            11501 Northeast Expressway, Oklahoma City, Oklahoma 73131
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                    (Address of principal executive offices)


Registrant's telephone number, including area code      (405) 478-2414
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          (former name or former address, if changed since last report)






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ITEM 2.  Acquisition or Disposition of Assets

     On August 15, 1995, Premier Parks Inc. (the "Company") acquired by merger all of the outstanding shares of capital stock of Funtime Parks, Inc. ("Funtime") pursuant to an Agreement and Plan of Merger, dated as of June 30, 1995 (the "Merger Agreement"), with Funtime and its shareholders. Funtime and its subsidiaries own and operate two theme parks, Geauga Lake, outside of Cleveland, Ohio and Darien Lake, between Rochester and Buffalo, New York, and lease and operate Wyandot Lake, a water park in Columbus, Ohio.

     The Merger Agreement provided for a merger consideration (the "Merger Consideration") payable on August 15, 1995 (the "Closing") equal to $60.0 million, subject to post-Closing adjustments described below, which amount included the repayment in full of all outstanding principal and accrued interest as of the Closing on all of Funtime's indebtedness (approximately $37.1 million). Approximately $2.8 million of the Merger Consideration was used to satisfy certain liabilities of Funtime at the Closing or was retained by the Company to fund certain other liabilities. At the Closing, $2.5 million (the "Indemnification Fund") and $700,000 (the "Tax Funds") of the Merger Consideration were deposited into an escrow account. The balance of the Merger Consideration payable at Closing to the Funtime shareholders (approximately $14.7 million, after deduction of $2.2 million of expenses of Funtime and its shareholders paid by the Company) was paid in cash.

     Subsequent to September 30, 1995, the Merger Consideration will be adjusted. If the Shareholders Adjustment (as defined in the Merger Agreement and described below) exceeds the Surviving Corporation Adjustment (as so defined and described), the Merger Consideration will be increased by such excess, together with interest thereon from the Closing at Chemical Bank's prime rate. Alternatively, if the Surviving Corporation Adjustment exceeds the Shareholders Adjustment, the Merger Consideration will be decreased by such excess, together with such interest payment. The Shareholders Adjustment equals the Operating Cash Flow (as defined in the Merger Agreement) of Funtime and its subsidiaries for the period from the Closing through September 30, 1995 less the excess of the income tax liability of Funtime for the period commencing January 1, 1995 and ending on September 30, 1995 over the Tax Funds. The Surviving Corporation Adjustment equals the sum of (a) consolidated noncurrent liabilities (other than deferred tax liabilities) of Funtime at September 30, 1995 (excluding liabilities incurred by Funtime subsequent to the Merger), (b) $1,500,000, (c) consolidated current liabilities of Funtime at September 30, 1995 and (d) an amount (estimated to be approximately $530,000) equal to the accrued interest (calculated as provided in the Merger Agreement) on the Funtime indebtedness paid at Closing for the period from Closing through September 30, 1995 (assuming such indebtedness had not been so repaid) minus (e) the sum of cash and accounts receivable of Funtime and its subsidiaries at September 30, 1995. The adjustment to the Merger Consideration will be payable in cash by the Funtime shareholders or the Company, as the case may be.

     The Merger Agreement provides that, except with respect to certain tax liabilities of Funtime, its subsidiaries and the Selling Shareholders or certain litigation arising out of


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the Merger, the Indemnification Fund of $2.5 million represents the Company's sole source of funds for indemnification claims under the Merger Agreement. The escrow of the Indemnification Funds terminates eighteen months following the Closing.

     In connection with the Merger, on August 15, 1995, the Company consummated the following transactions: (i) the private placement of $90,000,000 principal amount of the Company's Senior Notes due 2003 (the "Notes"), (ii) the private placement of 200,000 shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") at an aggregate purchase price of $20,000,000; (iii) the conversion of approximately $9.1 million principal amount of the Company's Subordinated Notes into 7,427,162 shares of the Company's common stock (the "Common Stock"); (iv) the repayment of approximately $16.1 of bank and other indebtedness of the Company and (v) the establishment of $20,000,000 three-year revolving credit facility (the "Senior Credit Facility") with Chemical Bank and The Merchant Bank of New York.

     The Notes are senior, unsecured obligations of the Company and were issued under an Indenture dated August 15, 1995, among the Company, the Company's principal operating subsidiaries and United States Trust Company of New York, as trustee (the "Trustee"). The Notes were sold to Chemical Securities Inc. at 97% of their principal amount. The entire principal amount of the Notes becomes due and payable on August 15, 2003, with semi-annual interest payments prior thereto at the rate of 12% per annum. The Company's obligations under the Notes and the Indenture are guaranteed on a senior, unsecured basis by the Company's existing and future operating subsidiaries. Except with proceeds of specified public offerings by the Company, the Company may not redeem the Notes prior to August 15, 1999. Upon a Change of Control (as defined in the Indenture), the Company must offer to repurchase the Notes at 101% of principal amount, plus accrued interest. The Company has agreed to register the Notes under the Securities Act of 1933, as amended (the "Act").

     The Preferred Stock accrues cumulative dividends, payable at the Company's option either in cash or additional shares of Preferred Stock, at a rate of 7% per annum. The Preferred Stock is convertible (based on the $100 liquidation value per share) into shares of Common Stock at an initial conversion value of approximately 60.6 shares of Common Stock for each share of Preferred Stock. Each share of Preferred Stock is entitled to 60.6 votes on each matter submitted for shareholder vote, with the holders of the Common Stock and Preferred Stock voting together as a single class. Under specified circumstances, the Company may redeem the Preferred Stock. In connection with the placement of the Preferred Stock, the Company granted the purchasers thereof certain rights to require the Company to register the shares of Common Stock into which the Preferred Stock is convertible under the Act, including two demand registration rights exercisable after December 31, 1996.

     Borrowings under the Senior Credit Facility will be secured by substantially all of the Company's assets (other than real estate), including the assets (other than real estate) and capital stock of its subsidiaries. The Senior Credit Facility has an aggregate availability of $20.0 million, none of which has been borrowed on the date of this Report. Interest rates per annum are equal to Chemical Bank's Alternative Base Rate plus


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0.25% or the London Interbank Offering Rate plus 3.0%.  The Senior Credit
Facility matures August 15, 1998. Under the Senior Credit Facility, the Company is required to repay in full the principal balance for at least 45 consecutive days during the period from July 1 to November 1 of each year. Borrowings under the Senior Credit Facility are guaranteed by the Company's existing and future operating subsidiaries.


ITEM 7.  Financial Statements and Exhibits

     (a) Consolidated Financial Statements of Funtime and its subsidiaries at December 31, 1993 and 1994 and June 30, 1995 and for the years ended December 31, 1992, 1993 and 1994 and for the six months ended June 30, 1994 and 1995 (incorporated by reference from the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

     (b) Pro Forma Combined Financial Statements at June 30, 1995 and for the periods ended December 31, 1994 and June 30, 1995 (incorporated by reference from the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

     (c)  The following documents are filed herewith as exhibits to this Form
8-K:

         3(a) Certificate of Designation of Series A 7% Cumulative Convertible Preferred Stock of the Registrant filed on August 14, 1995 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

        10(a) Agreement and Plan of Merger, dated June 30, 1995, among the Registrant, Funtime Park, Inc. ("Funtime") and its shareholders (including form of Escrow Agreement) (schedules omitted) (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

          (b) Indenture dated as of August 15, 1995, among the Registrant, the subsidiaries of the Registrant named therein and United States Trust Company of New York, as trustee (including the form of Notes) (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

          (c) Purchase Agreement, dated August 10, 1995, among the Registrant, the subsidiaries of the Registrant named therein and Chemical Securities Inc (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

          (d) Exchange and Registration Rights Agreement, dated August 15, 1995, among the Registrant, the subsidiaries of the Registrant named therein and Chemical Securities Inc (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

          (e) Form of Subscription Agreement between the Registrant and each of the purchasers of shares of Preferred Stock (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 30, 1995).

          (f) Credit Facility, dated August 15, 1995, among the Registrant, the subsidiaries of the Registrant named therein, Chemical Bank, The Merchant Bank of New York and Chemical Bank, as agent (including forms of guarantee agreements, security agreements and pledge agreements) (incorporated by reference from the Exhibits to the Company's Registration Statement on Form
S-1, filed with the Securities and Exchange Commission on August 30, 1995).



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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 29, 1995
                                        PREMIER PARKS INC.



                                        By:  /s/ Kieran E. Burke
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                                             Kieran E. Burke
                                             Chairman of the Board
















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